Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JASON ALDRIDGE, derivatively on behalf of TERRAFORM GLOBAL, INC.,
Plaintiff,
v.
PETER BLACKMORE, CHRISTOPHER COMPTON, HANIF DAHYA, and JACK JENKINS-STARK,
Defendants,
-and-
TERRAFORM GLOBAL, INC.,
Nominal Defendant.
C.A. No. 12196-CB

NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR
TO:    ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK OF TERRAFORM GLOBAL, INC. (“GLBL” OR THE “COMPANY”) AT THE CLOSE OF BUSINESS ON JULY 25, 2017 (THE “RECORD DATE”). BROKERAGE FIRMS, BANKS, AND OTHER PERSONS OR ENTITIES WHO HELD GLBL SHARES OF RECORD ON JULY 25, 2017 WHO ARE NOT ALSO BENEFICIAL OWNERS, ARE DIRECTED TO FORWARD THIS NOTICE PROMPTLY TO THE BENEFICIAL OWNERS OF SUCH SHARES, OR REQUEST GLBL TO DO SO (SEE SECTION AT THE END OF THIS NOTICE ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS”).

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned stockholder derivative action (the “Action”), which was brought by a GLBL stockholder on behalf of and for the benefit of GLBL in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to Court approval and subject to other conditions of the Settlement being satisfied, i.e., the Effective Date occurs, as provided in a Stipulation of Settlement (the “Stipulation”) that was filed with the Court and is publicly available for review as indicated at paragraph 57 below; (iii) the hearing that the Court will hold on October 10, 2017 to determine whether to approve the Settlement and to consider Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses; and (iv) current stockholders’ rights with respect to the proposed Settlement and Plaintiff’s Counsel’s application for attorneys’ fees and expenses.1

[1] All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.

The Stipulation was entered into as of July 21, 2017, between and among: (i) Jason Aldridge (“Plaintiff”); (ii) defendants Peter Blackmore, Christopher Compton, Jack Stark, and Hanif Dahya (the “Defendants”); and (iii) nominal defendant GLBL (collectively with Plaintiff and Defendants, the “Parties”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

Because this Action was brought as a derivative action on behalf of and for the benefit of GLBL, the benefits from the Settlement will go to GLBL. Individual GLBL stockholders will not receive any direct payment from the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects GLBL stockholders’ legal rights.
2.In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.
3.As described more fully in paragraphs 54-56 below, current stockholders have the right to object to the proposed Settlement and the application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable Andre G. Bouchard on October 10, 2017, at 10:00 a.m., at the Leonard L. Williams Justice Center (formerly the New Castle County Courthouse), 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will (a) determine whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of GLBL and its stockholders; (b) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of GLBL and its stockholders; (c) determine whether the Court should enter an Order and Final Judgment, substantially in the form attached as Exhibit C to the Stipulation, dismissing the Action with prejudice, and releasing, barring, and enjoining prosecution of any and all Released Claims against the Released Persons; (d) consider the application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses; (e) hear and determine any objections to the Settlement or the application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses; and (f) rule on such other matters as the Court may deem appropriate.
4.The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Plaintiff’s Counsel for attorneys’ fees and expenses, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Settling Parties and without further notice of any kind.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
5.On November 20, 2015, GLBL’s parent and controlling stockholder, SunEdison, Inc. (“SunEdison”), designated three additional directors to the GLBL board of directors (the “Board”) (Individual Defendants Blackmore, Compton, and Stark). Shortly after SunEdison made these designations, the Board held a meeting. At this meeting, Ahmad Chatila, SunEdison’s President and CEO, who was also Chairman of the Board, resigned as Chairman of GLBL (but not as a director). Following his resignation as Chairman, Mr. Chatila told the Board that the Board needed to reconstitute the Corporate Governance and Conflicts Committee (the “Conflicts Committee”), which was then comprised of Individual Defendant Dahya, and non-party Mark Lerdal. Messrs. Dahya and Lerdal are referred to as the “Old Conflicts Committee.” Following this discussion, the Board removed Messrs. Dahya and Lerdal from the Conflicts Committee and appointed Individual Defendants Blackmore, Compton, and Stark to the Conflicts Committee. Messrs. Blackmore, Compton and Stark are referred to as the “New Conflicts Committee.”
6.Following the Board meeting, on November 20, 2015, the New Conflicts Committee preliminarily approved a transaction whereby GLBL agreed to purchase certain yet-to-be-completed renewable energy projects (the “India Assets”) from an affiliate of SunEdison in exchange for a prepayment of $231 million in cash (the “India Transaction”). The New Conflicts Committee agreed with SunEdison that the New Conflicts Committee would have 10 business days to further evaluate and potentially cancel the India Transaction. The New Conflicts Committee also agreed with SunEdison that GLBL would pay only $150 million of the $231 million purchase price for the India Assets on November 20, 2015, and that if the New Conflicts Committee chose to cancel the India Transaction during the 10-business-day lookback period, SunEdison would refund that amount to GLBL. Plaintiff alleged that this 10-business-day lookback period was illusory because SunEdison would not have been able to refund the $150 million that had been prepaid.
7.Between November 20, 2015, and December 1, 2015, the New Conflicts Committee negotiated certain changes to the terms of the India Transaction.
8. On December 1, 2015, the New Conflicts Committee approved the India Transaction, subject to the approval of the GLBL Board.
9.Subsequently on December 1, 2015, the full GLBL Board (including the Individual Defendants) unanimously approved the India Transaction, and GLBL paid the remaining $81 million of the purchase price for the India Assets to SunEdison.
10.On January 22, 2016, Plaintiff, a stockholder of GLBL, served a demand on GLBL pursuant to 8 Del. C. § 220 to inspect certain relevant books and records in order to investigate potential breaches of fiduciary duty in connection with approval of the India Transaction. GLBL produced documents in response to the demand on April 4, 2016.

11.On April 3, 2016, GLBL filed a Verified Complaint (the “GLBL-SunEdison Complaint”) in this Court against SunEdison (along with a wholly owned SunEdison subsidiary) and three directors of GLBL who were also executives of SunEdison, including Mr. Chatila (the “GLBL-SunEdison Action”). See TerraForm Global, Inc. v. SunEdison, Inc., et al., C.A. No. 12159-VCL (Del. Ch.). None of the Individual Defendants was named as a defendant in the GLBL-SunEdison Complaint. The GLBL-SunEdison Complaint asserted claims for breach of fiduciary duty against all defendants named in the GLBL-SunEdison Action, as well as breach of contract and various other claims against SunEdison and its subsidiary, in connection with the India Transaction.
12.On April 12, 2016, Plaintiff filed a Verified Stockholder Derivative Complaint (the “Complaint”) in this Court. The Complaint asserted derivative claims, brought on behalf of the Company, for breach of fiduciary duty against the Individual Defendants (i.e., the members of GLBL’s Board who were not employees of SunEdison) in connection with the approval of the India Transaction.
13.On April 21, 2016, SunEdison along with certain of its subsidiaries and affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “SunEdison Bankruptcy”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). See In re SunEdison, Inc., et al., Case No. 16-10992 (Bankr. S.D.N.Y.), ECF 1.
14.On May 5, 2016, GLBL moved to dismiss the Complaint. On June 28, 2016, GLBL withdrew its motion.
15.On May 16, 2016, Mr. Dahya filed a motion to dismiss the Complaint as to claims asserted against him. On May 31, 2016, the other three Individual Defendants (Messrs. Blackmore, Compton, and Stark) filed an answer to the Complaint.
16.In June 2016, Plaintiff served document requests on Defendants, and interrogatories on Individual Defendants Blackmore, Compton, and Stark.
17.In July 2016, Defendants served responses and objections to Plaintiff’s document requests, and Individual Defendants Blackmore, Compton, and Stark served responses and objections to the interrogatories directed to them. The Parties subsequently engaged in meet-and-confers regarding Defendants’ production of documents.
18.Between July 8 and September 2, 2016, Plaintiff and Mr. Dahya briefed Mr. Dahya’s motion to dismiss the Complaint as to claims asserted against him.
19.On or about September 27, 2016, GLBL consented to a sale of the India Assets by certain of SunEdison’s affiliates to a third party, on condition that GLBL would receive a portion of the proceeds of the sale and retain all claims against SunEdison and its affiliates relating to the India Transaction. As a result of this transaction, GLBL recovered approximately $6.7 million in relation to the India Assets.
20.On October 5, 2016, Plaintiff served a subpoena duces tecum on SunEdison. SunEdison served responses and objections to the subpoena on November 4, 2016. Thereafter, SunEdison refused to comply with the subpoena duces tecum on the grounds that, inter alia, the

Action was subject to a pending adversary proceeding (described in the next paragraph) seeking relief under 11 U.S.C. §§ 362 and 105(a).
21.On November 2, 2016, the Official Committee of Unsecured Creditors of SunEdison, Inc. and its affiliated, jointly-administered debtors and debtors-in-possession (the “UCC”) filed a complaint in the Bankruptcy Court (the “D&O Adversary Complaint”) seeking relief under 11 U.S.C. §§ 362 and 105(a). See Official Committee of Unsecured Creditors v. Juan M. Rodriguez Beltran, et al., Adv. Proc. No. 16-01257 (Bankr. S.D.N.Y.), ECF 1. The D&O Adversary Complaint named as defendants a number of entities and individuals (including Mr. Aldridge) who were plaintiffs in various actions pending in various state and federal courts throughout the country (the “D&O Actions”). The D&O Actions asserted claims against current and former directors of SunEdison, GLBL, and another SunEdison subsidiary, TerraForm Power, Inc. (“TERP”).
22.At the relevant time, SunEdison, GLBL, and TERP shared a common directors-and-officers insurance tower (the “ABC Tower”). Through the D&O Adversary Complaint, the UCC sought to stay the prosecution of the D&O Actions, including this Action, in order to, inter alia, control the dispersal of the proceeds of the ABC Tower. At the relevant time, GLBL also maintained a Side A “difference in conditions” policy solely for the benefit of its officers and directors that would provide coverage if the ABC Tower were exhausted or otherwise unavailable for certain specified reasons (“Side A DIC Tower”).
23.On November 2, 2016, the UCC filed a motion for the enforcement of the automatic stay against certain litigation involving current and former directors and officers of Debtors (the “UCC Stay Motion”). See Official Committee of Unsecured Creditors v. Juan M. Rodriguez Beltran, et al., Adv. Proc. No. 16-01257 (Bankr. S.D.N.Y.), ECF 2.
24.On November 4, 2016, the UCC filed a motion for standing to prosecute certain claims on behalf of the Debtors’ estates and for settlement authority (the “UCC Standing Motion”). See In re SunEdison, Inc., et al., Case No. 16-10992 (Bankr. S.D.N.Y.), ECF 1550.
25.On November 23, 2016, the Debtors filed a response to the UCC Stay Motion and UCC Standing Motion, and also filed a request (a) for limited relief from the automatic stay, (b) to compel the relevant parties to participate in a global mediation, and (c) for a temporary stay with respect to Debtors’ current and former directors and officers (together with the Debtors’ response to the UCC Stay Motion and the UCC Standing Motion, the “Debtors’ Response”). See In re SunEdison, Inc., et al., Case No. 16-10992 (Bankr. S.D.N.Y.), ECF 1664; Official Committee of Unsecured Creditors v. Juan M. Rodriguez Beltran, et al., Adv. Proc. No. 16-01257 (Bankr. S.D.N.Y.), ECF 11.
26.On December 1, 2016, Mr. Aldridge filed in the Bankruptcy Court a memorandum in opposition to the UCC Stay Motion and the Debtors’ Response. See Official Committee of Unsecured Creditors v. Juan M. Rodriguez Beltran, et al., Adv. Proc. No. 16-01257 (Bankr. S.D.N.Y.), ECF 27.
27.On December 8, 2016, the Court held oral argument on Mr. Dahya’s motion to dismiss the Complaint as to the claims asserted against him. In a ruling from the bench, the Court denied Mr. Dahya’s motion to dismiss.

28.On December 14, 2016, GLBL produced more than 30,000 pages of documents, which Plaintiff’s Counsel has reviewed.
29.On December 28, 2016, the Bankruptcy Court entered a Consent Order in which the parties to the D&O Actions, including the Parties to this Action, agreed to stay prosecution of their respective actions until March 31, 2017, to pursue a global mediation of their respective claims. See Official Committee of Unsecured Creditors v. Juan M. Rodriguez Beltran, et al., Adv. Proc. No. 16-01257 (Bankr. S.D.N.Y.), ECF 61. The Parties notified this Court of the Consent Order and the stay on December 29, 2016.
30.On February 10, 2017, the Parties to this Action, along with the parties in the other D&O Actions and representatives of the D&O insurers, attended a mediation session with the Honorable Layn R. Phillips and members of his staff (“Mediator”). In advance of the mediation session, each of Mr. Aldridge, Messrs. Blackmore, Compton, and Stark, and GLBL submitted mediation and reply mediation statements to the Mediator. The Parties participated in an additional in-person mediation session with the Mediator on February 27, 2017.
31.Following the February 10 and 27 mediation sessions, the Parties continued to negotiate a potential settlement of the Action, both directly and through the Mediator.
32.On March 7, 2017, GLBL announced that it had entered into a definitive merger agreement pursuant to which Brookfield Asset Management Inc. (“Brookfield”) will acquire GLBL for approximately $787 million in cash and will assume approximately $455 million in net debt (the “GLBL-Brookfield Merger”). As of the date of this Stipulation, the conditions precedent to consummation of the GLBL-Brookfield Merger have not been satisfied, including the settlement (to Brookfield’s satisfaction) of certain pending securities actions brought by GLBL stockholders (the “GLBL Securities Actions”).2

[2] The GLBL Securities Actions are certain cases in which GLBL has been named as a defendant, and which have been consolidated in multidistrict litigation in the U.S. District Court for the Southern District of New York under the caption In re SunEdison, Inc. Securities Litigation, MDL No. 2742 (PKC). The GLBL Securities Actions are: In re TerraForm Global, Inc., No. 1:16-cv-07981 (S.D.N.Y.); Glenview Capital Partners, L.P., v. SunEdison Inc., et al., No. 1:16-cv-08032 (S.D.N.Y.); Omega Capital Investments, L.P. v. SunEdison, Inc., et al., No. 1:16-cv-07428 (S.D.N.Y.); Oklahoma Firefighters Pension & Retirement System v. SunEdison, Inc., et al., No. 1:16-cv-07995 (S.D.N.Y.); Kingdon Associates, et al. v. TerraForm Global, Inc., et al., No. 1:16-cv-08204 (S.D.N.Y.); Canyon Capital Advisors LLC, et al. v. TerraForm Global, Inc., et al., No. 1:16-cv-09171 (S.D.N.Y.); and VMT II, LLC v. TerraForm Global, Inc., et al., No. 1:16-cv-08204 (S.D.N.Y.).

33.SunEdison controls approximately 98% of GLBL’s voting power and owns stock representing approximately a 35.2% economic interest in GLBL. Under the terms of the proposed GLBL-Brookfield Merger, as announced, SunEdison will receive only 25% of the proceeds of the GLBL-Brookfield Merger, in consideration for the release of certain claims by GLBL against SunEdison (and the reciprocal release of certain claims by SunEdison against GLBL), including the release of the claims asserted by GLBL against SunEdison in the GLBL-SunEdison Complaint relating to the India Transaction. As a result of this settlement (the “GLBL-SunEdison Settlement”), in the event that the GLBL-Brookfield Merger is consummated, GLBL stockholders other than SunEdison will receive approximately $80 million more value than they would have received if the merger consideration were allocated among GLBL’s stockholders pro rata according to their economic interests in GLBL.

34.On March 13, 2017, upon the request of the Mediator, Mr. Aldridge submitted to the Mediator a supplemental submission in support of his claims.

35.Following the expiration of the stay imposed by the Consent Order, Plaintiff’s Counsel engaged with counsel for SunEdison in a series of meet-and-confers with respect to SunEdison’s responses and objections to the subpoena that Plaintiff served on SunEdison.
36.On May 11, 2017, Mr. Aldridge filed in the Bankruptcy Court a motion to compel SunEdison to produce documents pursuant to the subpoena previously served by him on SunEdison. See In re SunEdison, Inc., et al., Case No. 16-10992 (Bankr. S.D.N.Y.), ECF 3033.
37.Also on May 11, 2017, Mr. Aldridge filed in the Bankruptcy Court an objection to the Debtors’ motion for entry of an order (a) approving the adequacy of the debtors’ disclosure statement; (b) approving solicitation and notice procedures with respect to confirmation of the debtors’ joint proposed plan; (c) approving the form of various ballots and notices in connection therewith; and (d) scheduling certain dates. See In re SunEdison, Inc., et al., Case No. 16-10992 (Bankr. S.D.N.Y.), ECF 3032 (the “Solicitation Approval Motion”). Both before filing this objection as well as thereafter, counsel for Mr. Aldridge participated in a number of teleconferences with Debtors’ counsel concerning revisions to the Debtors’ proposed joint plan of reorganization to resolve Mr. Aldridge’s objections. Ultimately, the Debtors filed further iterations of the Debtors’ joint plan of reorganization, resolving some of Mr. Aldridge’s objections.
38.Plaintiff’s Counsel also appeared at hearings on May 26, June 1, and June 6, 2017 before the Bankruptcy Court concerning the approval of the Solicitation Approval Motion.
39.On May 31, 2017, Individual Defendants Blackmore, Compton and Stark produced an additional 459 pages of documents, which Plaintiff’s Counsel has reviewed.
40.On June 2, 2017, Individual Defendants Blackmore, Compton and Stark served Plaintiff with their first request for the production of documents.
41.Throughout this period, the Parties continued to engage in settlement negotiations, both directly and through the Mediator.
42.On June 15, 2017, the Parties reached an agreement in principle to settle the Action. The Parties notified the Court of this agreement on June 29, 2017.

43.On June 28, 2017, the Bankruptcy Court entered an order authorizing the Debtors to settle claims that had been filed against certain current and former officers and directors of SunEdison by the UCC, and permitting GLBL, TERP, and the Individual Defendants to draw up to $32 million of the ABC Tower to fund the settlement of certain litigation pending against them, including this Action and the GLBL Securities Actions. See In re SunEdison, Inc., et al., Case No. 16-10992 (Bankr. S.D.N.Y.), ECF 3453.

WHAT ARE THE TERMS OF THE SETTLEMENT?

44.As consideration for the Settlement, within ten (10) business days of the Effective Date, the amount of $20 million (the “Settlement Payment”), minus the amount of any Fee Award (defined in paragraph 53 below), will be paid to the Company from an escrow account funded by the Defendants’ insurers prior to the Settlement Hearing.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

45.Plaintiff and Plaintiff’s Counsel thoroughly considered the facts and law underlying the Action. Plaintiff maintains that the claims asserted in the Action have merit, but also believes that the Settlement set forth below provides substantial and immediate benefits for GLBL. In addition to these substantial benefits, Plaintiff and Plaintiff’s Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) possible defenses to the claims asserted in the Action; (iv) the approximately $6.7 million recovered by GLBL through the sale of the India Assets; (v) the substantial additional funds to be recovered for GLBL’s stockholders, other than SunEdison, through the GLBL-SunEdison Settlement, in the event that the GLBL-Brookfield Merger is consummated; (vi) the pendency of a parallel action through which GLBL is prosecuting claims arising from the same underlying transaction as the Action (i.e., the India Transaction) against former GLBL directors and officers other than the Individual Defendants; (vii) the desirability of permitting the Settlement to be consummated according to its terms; (viii) the expense and length of continued proceedings necessary to prosecute the Action through trial and appeals; and (ix) the likelihood of monetary recovery to the extent Plaintiff were able to secure a monetary judgment against one or more of the Defendants.
46.In light of the monetary recovery, Plaintiff and Plaintiff’s Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of GLBL and its stockholders. The Settlement provides substantial immediate benefits to GLBL without the risk that continued litigation could result in obtaining similar or lesser relief for GLBL after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.
47.The Individual Defendants maintain that their conduct was at all times proper and in compliance with applicable law and they have denied, and continue to vigorously deny, that they have committed or intended to commit any breaches of their obligations or violations of law arising out of any of the conduct, statements, acts, or omissions alleged in the Action or otherwise. The

Individual Defendants further deny that they breached their fiduciary or any other legal duties. The Individual Defendants assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of GLBL. Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through the conclusion of discovery, summary judgment motions, trial, post-trial motions, and appeals. Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of GLBL without further distraction and diversion of its directors and executive personnel with respect to the Action. Defendants thus acknowledge that the Stipulation provides a benefit to GLBL. Defendants have therefore determined to settle the Action on the terms and conditions set forth in this Stipulation and to put the Released Claims to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
48.If the Settlement is approved by the Court, and if the other conditions of the Settlement are satisfied, the Court will enter a judgment (the “Judgment”). Upon entry of the Judgment, the Action will be dismissed in its entirety and with prejudice and the following releases will occur:3
Release of Claims by Plaintiff and GLBL: GLBL, Plaintiff (derivatively on behalf of GLBL), and each and every GLBL stockholder claiming by, through, in the right of, derivatively, or on behalf of GLBL, shall have and by operation of the Judgment shall be deemed to have fully, finally and forever released, relinquished and discharged any and all of the Released Claims against the Released Persons.
“Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, or liabilities whatsoever, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, in any court, tribunal, forum, or proceeding, that (i) were asserted in the Action or that could have been asserted based on the facts alleged in Action or (ii) arise out of or relate to the India Transaction; provided, however, that Released Claims do not include (i) any claims asserted by GLBL against SunEdison and/or its affiliates in the SunEdison Bankruptcy or (ii) any claims belonging to GLBL against any defendant named in the GLBL-SunEdison Complaint.

[3] The “Effective Date” of the Settlement shall occur only if the Court has approved the Settlement, entered the Judgment, and the Judgment has become Final. Should the Effective Date fail to occur for any reason, the Judgment entered in the Action and the dismissal of the Action and Releases provided thereunder shall be null and void and the Settling Parties shall revert to their respective positions in the Action as of July 21, 2017.

“Released Persons” means GLBL and the Individual Defendants, together with their insurers, predecessors, successors, subsidiaries, affiliates, agents, attorneys, and each of their past or present officers, directors, and employees; provided, however, that Released Persons shall not include any defendants named in the GLBL-SunEdison Complaint.
Release of Claims by Defendants: Upon entry of the Judgment, Defendants and the other Released Persons, on behalf of themselves and any other person or entity who could assert any of the Plaintiff Released Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Plaintiff Released Claims against Plaintiff Released Persons.
“Plaintiff Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, or liabilities whatsoever, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, against any Plaintiff Released Person(s) arising from or relating in any way to Plaintiff’s prosecution of and participation in the Action or his conduct as derivative plaintiff in the Action.
“Plaintiff Released Persons” means Jason Aldridge, and his respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, advisors, consultants, attorneys, personal or legal representatives, accountants, and associates.
49.Plaintiff, in his individual capacity, and derivatively on behalf of GLBL, acknowledges that he may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Released Claims, but that it is his intention to fully, finally, and forever settle and release with prejudice any and all of the Released Claims. Upon the Effective Date, Plaintiff, Plaintiff’s Counsel, and GLBL shall have expressly waived and relinquished and, by operation of the Judgment, each and every GLBL stockholder shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law). California Civil Code § 1542 provides that:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

50.The Individual Defendants and GLBL acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the Plaintiff Released Claims, but that it is their intention to fully, finally, and forever settle and release with prejudice any and all of the Plaintiff Released Claims. The Individual Defendants, GLBL, and their counsel shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law.
51.If the Settlement is approved and the Effective Date occurs, since GLBL will have released the Released Claims described above against any of the other Released Persons, no GLBL stockholder will be able to bring another action asserting those claims against those persons on behalf of the Company.
52.Pending final determination of whether the Settlement should be approved, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended. Pending final determination of whether the Settlement should be approved, Plaintiff, all GLBL stockholders, Defendants, and the Company are enjoined from filing, commencing, or prosecuting any Released Claims against the Released Persons in the Action or in any other lawsuit in any jurisdiction.

HOW WILL THE ATTORNEYS BE PAID?

53.Plaintiff’s Counsel have not received any payment for their services in pursuing the claims asserted in their respective actions, nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket expenses. Plaintiff’s Counsel invested their own resources for pursuing their respective cases on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the actions. In light of the risks undertaken in pursuing the respective actions on a contingency basis and the benefits created for GLBL through the Settlement and the prosecution of the Action, Plaintiff’s Counsel intend to petition the Court for an award of attorneys’ and litigation expenses to be paid from the Settlement Payment, and from no other source, which is no greater than $4,700,000, including a request for an incentive award to Plaintiff (the “Fee Application”). The Court will determine the amount of any fee and expense award to Plaintiff’s Counsel (the “Fee Award”).

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

54.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Andre G. Bouchard on October 10, 2017, at 10:00 a.m., at the Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, Delaware 19801.
55.Any person that owned GLBL common stock as of November 20, 2015, and continues to own such stock through October 10, 2017, the date of the Settlement Hearing, who objects to the Settlement or the application for attorneys’ fees and expenses by Plaintiff’s Counsel, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than October 2, 2017, such person files with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware, 19801, the following: (a) a written and signed notice of intention to appear which states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (b) proof that the objector owned shares of GLBL stock as of November 20, 2015, and continues to hold such shares; and (c) a written detailed statement of the person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support. Any such filings with the Court must also be served upon each of the following counsel (by hand, first class U.S. mail, or express service) such that they are received no later than October 2, 2017:

Plaintiff’s Counsel:

Cynthia A. Calder, Esquire
GRANT & EISENHOFER P.A.
123 S. Justison Street
Wilmington, DE 19801

Counsel for Defendants and GLBL:

Martin S. Lessner, Esquire
YOUNG CONAWAY STARGATT & TAYLOR, LLP
1000 N. King Street
Wilmgton, DE 19801

Kenneth J. Nachbar, Esquire
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
1201 N. Market Street
Wilmington, DE 19801

56.Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or Plaintiff’s Counsel’s application for an award of attorneys’ and expenses, or any other matter related to the Settlement, in the Action or in any other action or proceeding.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

57.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation of Settlement, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, Delaware 19801, during regular business hours of each business day. You may also view a copy of the Stipulation of Settlement at http://www.gelaw.com/settlements/terraform-global. If you have questions regarding the Settlement, you may write or call Plaintiff’s Counsel: Cynthia A. Calder, Esquire, Grant & Eisenhofer P.A., 123 S. Justison Street, Wilmington, DE 19801, (302) 622-7000.
DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.

58.Brokerage firms, banks, and other persons or entities who hold shares of GLBL common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from the Settlement Administrator sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to the Settlement Administrator, after which the Settlement Administrator will promptly send copies of the Notice to such beneficial owners. Copies of this Notice may be obtained by contacting the Administrator at:
Broadridge Corporate Issuer Solutions,
c/o Broadridge Investor Communications Solutions, Inc.
51 Mercedes Way, Edgewood, NY 11717
Attn: Reorg Dept.,
Email: ReorgOpsCAMailingService@Broadridge.com

Dated: July 25, 2017

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE